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                                                                    EXHIBIT 21.0

                              LIST OF SUBSIDIARIES

   1.     Leisegang Medical, Inc.
   2.     Leisegang Feinmechanik-Optik GmbH
   3.     Optical Filter Corporation
   4.     Galileo Foreign Sales Corporation
   5.     Galenica, Inc. (Canada)
   6.     Galenica, Inc. (Delaware)
   7.     Galileo Photonics, Inc.